EXHIBIT 99.1


                    Consent to Joint Filing of Schedule 13G

Pursuant to Rule 13d-1(k)(1)(iii) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is, and any future amendments thereto may be, filed on behalf of each of them.

Dated August 25, 2003

G. David Henry

By:  /s/ G. David Henry
   -----------------------
Name: G. David Henry
Title:  Individual/spouse

Janet C. Henry

By: /s/ Janet C. Henry
   -----------------------
Name: Janet C. Henry
Title:  Individual/spouse